QT 5, INC.

                                   EXHIBIT 21

                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

NAME OF SUBSIDIARY STATE OF INCORPORATION

NicoWater International, Inc. - Delaware
Xact Aid, Inc. - Nevada